Exhibit 10.13

2012 DIRECTOR STOCK OPTION PLAN

OF

BEACON HOLDING INC.

Beacon Holding Inc., a Delaware corporation, hereby adopts this 2012 Director Stock Option Plan of Beacon Holding Inc. (as amended from time to time, the “Plan”). The purposes of the Plan are as follows:

(1)     To further the growth, development and financial success of the Company (as defined herein) and its Subsidiaries (as defined herein) by providing additional incentives to Independent Directors (as such term is defined below) of the Company and its Subsidiaries who have been or will be given responsibility for the administration of the Company’s or one of its Subsidiaries’ business affairs, by assisting them to become owners of Common Stock (as defined herein), thereby enabling them to benefit directly from the growth, development and financial success of the Company and its Subsidiaries.

(2)     To enable the Company and its Subsidiaries to obtain and retain the services of the type of professional Independent Directors considered essential to the long-range success of the Company and its Subsidiaries by providing and offering them an opportunity to become owners of Common Stock through the exercise of Options (as defined herein).

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

Section 1.1    “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

Section 1.2    “Board” shall mean the Board of Directors of the Company.

Section 1.3    “Change in Control” shall mean (a) the sale of all or substantially all of the assets of the Company, BJ’s Wholesale Club, Inc. (“BJs”) or any wholly-owned Subsidiary interposed between the Company and BJs (an “Intermediate Subsidiary”) to any other Person (other than the Company, any of its Subsidiaries, the Principal Stockholders or any of their Affiliates, or any employee benefit plan maintained by the Company or any of its Subsidiaries), or (b) a change in beneficial ownership or control of the Company, BJs or any Intermediate Subsidiary effected through a transaction or series of transactions (other than an offering of Common Stock or other securities to the general public through a registration statement filed with the Securities and Exchange Commission) whereby (i) any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, the Principal Stockholders or any of their Affiliates, or any employee benefit plan maintained by the Company or any of its Subsidiaries), directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company, BJs or any Intermediate Subsidiary possessing more than

50% of the total combined voting power of such entity’s securities outstanding immediately after such acquisition, or (ii) following an initial public offering, the Principal Stockholders and their respective Affiliates directly or indirectly hold beneficial ownership of securities of each of the Company, BJs and any Intermediate Subsidiary possessing less than 10% of the total combined voting power of such entity’s voting securities outstanding immediately after such transaction or series of transactions.

Section 1.4    “Class A Stock” shall mean the common stock of the Company designated as Class A Common Stock, par value $0.01 per share.

Section 1.5    “Class B Stock” shall mean the common stock of the Company designated as Class B Common Stock, par value $0.01 per share.

Section 1.6    “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.7    One share of “Common Stock” shall mean (a) prior to the effectiveness of the actions set forth in Section 9.01 of the Stockholders Agreement, one share of Class A Stock and one share of Class B Stock and (b) following the effectiveness of the actions set forth in Section 9.01 of the Stockholders Agreement, one share of the common stock of the Company, par value $0.01 per share.

Section 1.8    “Company” shall mean Beacon Holding Inc., a Delaware corporation.

Section 1.9    “Director” shall mean a member of the Board.

Section 1.10    “Eligible Representative” for an Optionee shall mean such Optionee’s personal representative or such other person as is empowered under the deceased Optionee’s will or the then applicable laws of descent and distribution to represent the Optionee hereunder.

Section 1.11    “Employee” shall mean, with respect to any entity, any employee of such entity (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code).

Section 1.12    “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, non-recurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of the Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Options.

Section 1.13    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.14    “Fair Market Value” of a share of Common Stock as of a given date shall be:

(a)    The closing price of a share of Common Stock on the New York Stock Exchange, Nasdaq or such other principal exchange on which such shares are then trading, if any

(or as reported on any composite index which includes the New York Stock Exchange, Nasdaq or such other principal exchange), for the most recent trading day prior to such determination date on which a sale occurred; or

(b)     If Common Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for a share of Common Stock on the most recent trading day prior to such determination date on which sales prices or bid and asked prices, as applicable, as reported by such quotation system; or

(c)     Unless otherwise set forth in the applicable Stock Option Agreement, if Common Stock is not publicly traded on an exchange and not quoted on a quotation system, the fair market value of a share of Common Stock as determined by the Board in its sole discretion.

Section 1.15    “Independent Director” shall mean a member of the Board who is not an Employee of the Company or any of its Subsidiaries.

Section 1.16    “Initial Public Offering” shall mean the first issuance by the Company of any class of common equity securities that is required to be registered (other than on a Form S-8) under Section 12 of the Exchange Act.

Section 1.17    “Management Stockholders Agreement” shall mean an agreement by and between the Optionee and the Company which contains certain restrictions and limitations applicable to the shares of Common Stock acquired upon Option exercise (and/or to other shares of Common Stock, if any, held by the Optionee during the term of such agreement), the terms of which shall be determined by the Board in its discretion.

Section 1.18    “Non-Qualified Stock Option” shall mean an Option which is not an “incentive stock option” within the meaning of Section 422 of the Code.

Section 1.19    “Officer” shall mean an officer of the Company, as defined in Rule 16a- l(f) under the Exchange Act, as such Rule may be amended from time to time.

Section 1.20    “Option” shall mean an option granted under the Plan to purchase Common Stock.

Section 1.21    “Optionee” shall mean an Independent Director to whom an Option is granted under the Plan.

Section 1.22    “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.23    “Principal Stockholders” shall mean Green Equity Investors V, L.P., Green Equity Investors Side V, L.P., Beacon Coinvest LLC, and CVC Beacon LLC.

Section 1.24    “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

Section 1.25    “Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.26    “Stock Option Agreement” shall have the meaning set forth in Section 4.1.

Section 1.27    “Stockholders Agreement” shall mean that certain Stockholders Agreement by and among the Company and the Principal Stockholders, dated as of September 30, 2011, as may be amended from time to time.

Section 1.28    “Subsidiary” of any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.29    “Termination of Directorship” shall mean the time when an Optionee ceases to be a Director for any reason, including but not by way of limitation, a termination by resignation, failure to be elected or appointed, death or retirement. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

ARTICLE II.

SHARES SUBJECT TO PLAN

Section 2.1     Shares Subject to Plan. The shares of stock subject to Options shall be shares of Common Stock. Subject to Section 7.1, the aggregate number of such shares which may be issued upon exercise of Options shall not exceed 25,000 shares of Common Stock, which, for the avoidance of doubt, consist of 25,000 shares of Class A Stock and 25,000 shares of Class B Stock as of the date of adoption of the Plan.

Section 2.2     Unexercised Options. If any Option (or portion thereof) expires or is canceled without having been fully exercised, the number of shares of Common Stock subject to such Option (or portion thereof), but as to which such Option was not exercised prior to its expiration or cancellation, may again be optioned hereunder, subject to the limitations of Section 2.1.

ARTICLE III.

GRANTING OF OPTIONS

Section 3.1    Eligibility. Any Independent Director shall be eligible to be granted Options.

Section 3.2    Form of Stock Options. All Options granted under the Plan shall be Non-Qualified Stock Options.

Section 3.3    Granting of Options to Independent Directors

(a)    The Board may from time to time:

(i)    Select from among the Independent Directors (including those to whom Options have previously been granted under the Plan) such of them as in its opinion should be granted Options;

(ii)    Determine the number of shares of Common Stock to be subject to such Options granted to such selected Independent Directors; and

(iii)    Determine the terms and conditions of such Options, consistent with the Plan.

(b)     Upon the selection of an Independent Director to be granted an Option pursuant to Section 3.3(a), the Board shall instruct the corporate secretary or another authorized Officer of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Board may require as a condition to the grant of an Option to an Independent Director that the Independent Director surrender for cancellation some or all of the unexercised Options which have been previously granted to him or her. An Option the grant of which is conditioned upon such surrender may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Board deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, period of exercisability or any other term or condition of the surrendered Option.

ARTICLE IV.

TERMS OF OPTIONS

Section 4.1    Stock Option Agreement. Each Option shall be evidenced by a written stock option agreement (“Stock Option Agreement”), which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Board shall determine, consistent with the Plan.

Section 4.2    Exercisability of Options

(a)         Each Option shall become exercisable according to the terms of the applicable Stock Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Board may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

(b)         Except as otherwise provided in the applicable Stock Option Agreement, no portion of an Option which is unexercisable at Termination of Directorship shall thereafter become exercisable.

Section 4.3    Option Price. The price of the shares subject to each Option shall be set by the Board.

Section 4.4     Expiration of Options. No Option may be exercised to any extent by anyone after the expiration of ten years from the date the Option was granted (or such earlier date as may be set forth in any applicable Stock Option Agreement).

Section 4.5     At-Will Engagement. Nothing in the Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue as an Independent Director to the Company or any Subsidiary thereof, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary thereof, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Optionee and the Company or any Subsidiary thereof.

ARTICLE V.

EXERCISE OF OPTIONS

Section 5.1     Person Eligible to Exercise. During the lifetime of the Optionee, only he or she may exercise an Option (or any portion thereof); provided, however, that the Optionee’s Eligible Representative may exercise such Optionee’s Option during the period of his or her disability. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his or her Eligible Representative.

Section 5.2     Partial Exercise. At any time and from time to time prior to the time when the Option becomes unexercisable under the Plan or the applicable Stock Option Agreement, the exercisable portion of an Option may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Board may, by the terms of the Stock Option Agreement, require any partial exercise to exceed a specified minimum number of shares. For the avoidance of doubt, prior to the effectiveness of the actions set forth in Section 9.01 of the Stockholders Agreement, the exercise of any Option must be with respect to the same number of shares of Class A Stock and Class B Stock and any notice of exercise purporting to apply with respect to a different number of shares of Class A Stock and Class B Stock shall not be effective.

Section 5.3     Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the corporate secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

(a)     Notice in writing signed by the Optionee or his or her Eligible Representative stating that such Option or portion is exercised, and specifically stating the number of shares with respect to which the Option is being exercised;

(b)     A copy of the Management Stockholders Agreement signed by the Optionee or Eligible Representative, as applicable;

(c)     Full payment for the shares with respect to which such Option or portion is thereby exercised:

(i)     In cash, by certified or bank cashier check, or by wire transfer; or

(ii)    With the consent of the Board, (A) shares of Common Stock which have been owned by the Optionee for at least six months (or such other time period as may be determined by the Board), duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Option price of the shares with respect to which such Option or portion is exercised; (B) shares of Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; (C) following an Initial Public Offering and pursuant to any policies and procedures adopted by the Board, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (D) any combination of the consideration listed in this Section 5.3(c) or any other property of any kind which is deemed to constitute good and valuable consideration by the Board;

(d)     The payment to the Company (in cash, by certified or bank cashier check, by wire transfer or by any other means of payment approved by the Board) of all amounts necessary to satisfy any and all federal, state and local tax withholding requirements arising in connection with the exercise of the Option; provided that the Board may, in its sole discretion, allow the Optionee to satisfy any withholding tax obligations arising in connection with the exercise of any Option under the Plan by electing to have the Company withhold from the Common Stock to be issued that number of shares of Common Stock having a Fair Market Value equal to the amount required to be withheld (based on minimum applicable statutory withholding rates), determined on the date that the amount of tax to be withheld is determined;

(e)     Such representations and documents as the Board deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, Exchange Act and any other federal or state securities laws or regulations. The Board may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(f)     In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4     Conditions to Issuance of Stock Certificates. The shares of Common Stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. A certificate of shares will be delivered to the Optionee at the Company’s principal place of business within thirty days of receipt by the Company of the written notice and payment, unless an earlier date is agreed upon. Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)     The admission of such shares to listing on any and all stock exchanges on which such class of stock is then listed;

(b)     The execution by the Optionee and delivery to the Company of the Management Stockholders Agreement;

(c)     The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall, in its sole discretion, deem necessary or advisable;

(d)     The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and

(e)     The payment to the Company of all amounts which it is required to withhold, if any, under federal, state or local law in connection with the exercise of the Option.

Section 5.5     Rights as Stockholders. The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until such holder has signed the Management Stockholders Agreement and certificates representing such shares have been issued by the Company to such holder.

Section 5.6     Transfer Restrictions. Shares acquired upon exercise of an Option shall be subject to the terms and conditions of the Management Stockholders Agreement. In addition, the Board, in its sole discretion, may impose further restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

ARTICLE VI.

ADMINISTRATION

Section 6.1     Administration. The full Board shall administer the Plan, except with respect to matters which, under Rule 16b-3 or any other applicable law (or any regulations or rules issued thereunder), are required to be determined by a committee or other Person(s).

Section 6.2     Duties and Powers of the Board. It shall be the duty of the Board to conduct the general administration of the Plan in accordance with its provisions. The Board shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All determinations and decisions made by the Board under any provision of the Plan or of any Option granted thereunder shall be final, conclusive and binding on all persons.

Section 6.3     Professional Assistance, Good Faith Actions. All expenses and liabilities incurred by the members of the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ or engage attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE VII.

OTHER PROVISIONS

Section 7.1     Changes in Common Stock; Disposition of Assets and Corporate Events

(a)     In the event of any stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, payment of a dividend or distribution (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence (including an Equity Restructuring) which affects the equity securities of the Company or the value thereof, the Board shall (i) adjust the number and kind of shares subject to the Plan and available for or covered by Options, (ii) adjust the exercise prices related to outstanding Options, and/or (iii) take such other action (including, without limitation providing for payment of a cash amount to holders of outstanding Options and adjusting performance targets, if any), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the Plan and any outstanding Options, without adverse tax consequences under Section 409A of the Code.

(b)     In the event of a Change in Control: (i) if provided in the applicable Stock Option Agreement or otherwise determined by the Board in its sole discretion, any outstanding Options then held by Optionees which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested as of immediately prior to such Change in Control and (ii) the Board may, to the extent determined by the Board to be permitted under Section 409A of the Code, but shall not be obligated to: (A) cancel outstanding Options for a payment equal to the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Options (or, if no consideration is paid in any such transaction, the Fair Market Value of the Common Stock subject to such Options) over the aggregate exercise price of such Options (and, for the avoidance of doubt, any Options having an exercise price equal to or greater than the consideration to be paid in the Change in Control may be cancelled without payment in respect thereof); (B) provide for the issuance of substitute awards that will preserve in no less favorable a manner the otherwise applicable terms of any affected Options previously granted hereunder, as determined by the Board in its sole discretion; or (C) provide that for a period of at least ten business days prior to the Change in Control, Options shall be exercisable as to all Shares subject thereto (where, for the avoidance of doubt, an Optionee shall have the ability to request that such shares be withheld to satisfy the payment of the exercise price of such Options and/or to satisfy any tax withholding obligations that the Optionee may incur as a result of such exercise) and that, upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

Section 7.2     Options Not Transferable. No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.2 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 7.3     Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. Except as provided by Section 7.1, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

Section 7.4     Effect of Plan Upon Other Option and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in this Plan shall be construed to limit the right of the Company or any Affiliate (a) to establish any other forms of incentives or compensation for directors, employees or consultants of the Company or any Affiliate; or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.5     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 7.6     Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder to the extent the Company or any Optionee is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 7.7     Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 7.8     Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 7.9     Section 409A. To the extent applicable, the Plan and Stock Option Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any Option may be subject to Section 409A of the Code, the Board may adopt such amendments to the Plan and the applicable Stock Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under such Section 409A of the Code. Notwithstanding anything herein to the contrary, no provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A of the Code from any Optionee or other Person to the Company or any of its Affiliates, employees or agents.

*    *    *    *    *

I hereby certify that the foregoing Plan was duly adopted, as amended, by the Board as of April 13, 2012.

Executed as of April 13, 2012.

/s/ Lon F. Povich
Officer Name:	Lon F. Povich
Officer Title:	EVP, General Counsel and Secretary